Exhibit 99.1

FINAL FOR RELEASE

Contact
Jupiter Wellness, Inc.
561-244-7100
investors@jupiterwellness.com

Release Date
9/20/2022

Jupiter Wellness Signs Exclusive License Agreement with Rejoy Corporation

Company Plans to Develop New Prescription Products for Treatment of Nipple Neuropathies in Breast Cancer Patients

JUPITER, FL / September 20, 2022 – Jupiter Wellness, Inc. (Nasdaq: JUPW), a wellness company focused on hair, skin, and sexual health, announced today it has signed an exclusive licensing agreement with Rejoy, Inc., a California Corporation, to develop prescription products for the treatment of nipple neuropathies and associated sexual problems in women that have been treated for breast cancer.

The exclusive license includes issued patents and technology, including formulations. In clinical studies, one topical formulation improved nipple sensitivity and alleviated associated sexual problems. Concomitantly, the formulation was also shown to increase female sexual lubrication and improve overall orgasmic response.

The product has been named JW-500 to be added to a line of other clinical stage products currently under development at the Company. Jupiter Wellness plans to file for a pre-IND meeting with the US FDA within the next 12 months and intends to seek Orphan Drug Designation. An expedited 505 (b)(2) regulatory pathway for development is anticipated as the current formulation contains an already approved drug.

“We are very pleased to have secured this license agreement with Rejoy, Inc., as it builds upon our acquisition of Applied Biology assets and clears the path for us to build on the prior work by Rejoy and Applied Biology,” said Brian John, CEO of Jupiter Wellness.

The 505 (b)(2) pathway provides a pathway for FDA approval without having to complete all the steps typically required for new pharmaceuticals and provides an alternate option for developing drugs from already known compounds to address new indications.

About Jupiter Wellness

Jupiter Wellness is a diversified company supporting health and wellness through the research and development of over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, eczema, burns, and sexual wellness. Revenue is generated through the sales of OTC and consumer products, contract research agreements, and licensing royalties.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on Twitter and LinkedIn.

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Media Contact

Phone: 561-244-7100

Email: media@jupiterwellness.com

Investor Contact

Phone: 561-244-7100

Email: investors@jupiterwellness.com

Forward-Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations, or other circumstances that exist after the date on which the forward-looking statements were made.

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